EXHIBIT 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Scrap China, (the “Company”) on 10-QSB for the quarter ended December 31, 2005 as filed with the Securities and Exchange Commission (the “Report”), I, Rick Ivanovick, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 13, 2006	/s/ Rick Ivanovick
Rick Ivanovick
Chief Financial Officer